Fidelity Advisor Strategic Income Fund - Class A, Class T, Class B, and Class C

A special meeting of the fund's shareholders was held on November 14, 2001. The results of votes taken among shareholders on proposals before them are reported below. Each vote reported represents one dollar of net asset value held on the record date for the meeting.

PROPOSAL 1
To continue the effectiveness of Article VIII, Section 4 of the Declaration of Trust.*
	# of Votes Cast	% of Votes Cast
Affirmative	3,057,670,516.53	90.175
Against	95,544,749.97	2.818
Abstain	237,596,670.81	7.007
TOTAL	3,390,811,937.31	100.000
Broker Non-Votes	1,404,499,713.42
PROPOSAL 2
To authorize the Trustees to adopt an amended and restated Declaration of Trust.*
	# of Votes Cast	% of Votes Cast
Affirmative	3,012,715,462.30	88.849
Against	135,900,038.95	4.008
Abstain	242,196,436.06	7.143
TOTAL	3,390,811,937.31	100.000
Broker Non-Votes	1,404,499,713.42

PROPOSAL 3

To elect the thirteen nominees specified below as Trustees.*

	# of Votes Cast	% of Votes Cast
J. Michael Cook
Affirmative	4,667,622,195.88	97.337
Withheld	127,689,454.85	2.663
TOTAL	4,795,311,650.73	100.000
Ralph F. Cox
Affirmative	4,665,632,276.18	97.296
Withheld	129,679,374.54	2.704
TOTAL	4,795,311,605.72	100.000
Phyllis Burke Davis
Affirmative	4,665,324,125.27	97.289
Withheld	129,987,525.45	2.711
TOTAL	4,795,311,650.72	100.000
Robert M. Gates
Affirmative	4,667,167,878.02	97.328
Withheld	128,143,772.70	2.672
TOTAL	4,795,311,650.72	100.000
Abigail P. Johnson
Affirmative	4,666,345,820.94	97.311
Withheld	128,965,829.78	2.689
TOTAL	4,795,311,650.72	100.000
Edward C. Johnson 3d
Affirmative	4,664,928,357.91	97.281
Withheld	130,383,292.82	2.719
TOTAL	4,795,311,650.73	100.000
Donald J. Kirk
Affirmative	4,667,201,304.84	97.328
Withheld	128,110,345.89	2.672
TOTAL	4,795,311,650.73	100.000
	# of Votes Cast	% of Votes Cast
Marie L. Knowles
Affirmative	4,668,253,463.49	97.350
Withheld	127,058,187.23	2.650
TOTAL	4,795,311,650.72	100.000
Ned C. Lautenbach
Affirmative	4,668,440,192.70	97.354
Withheld	126,871,458.03	2.646
TOTAL	4,795,311,650.73	100.000
Peter S. Lynch
Affirmative	4,669,059,933.97	97.367
Withheld	126,251,716.76	2.633
TOTAL	4,795,311,650.73	100.000
Marvin L. Mann
Affirmative	4,66,977,578.72	97.324
Withheld	126,334,072.01	2.676
TOTAL	4,795,311,650.73	100.000
William O. McCoy
Affirmative	4,667,275,124.47	97.330
Withheld	128,036,526.26	2.670
TOTAL	4,795,311,650.73	100.000
William S. Stavropoulos
Affirmative	4,666,125,148.63	97.306
Withheld	129,186,502.10	2.694
TOTAL	4,795,311,650.73	100.000
PROPOSAL 4
To approve an amended management contract for the fund.
	# of Votes Cast	% of Votes Cast
Affirmative	201,668,108.63	88.856
Against	4,131,659.17	1.821
Abstain	21,160,546.00	9.323
TOTAL	226,960,313.80	100.000
Broker Non-Votes	81,799,888.85
PROPOSAL 5
To approve an amended sub-advisory agreement with Fidelity Management & Research Company (U.K.) Inc. for the fund.
	# of Votes Cast	% of Votes Cast
Affirmative	199,765,479.54	88.018
Against	4,581,241.84	2.018
Abstain	22,613,592.42	9.964
TOTAL	226,960,313.80	100.000
Broker Non-Votes	81,799,888.85
PROPOSAL 6
To approve an amended sub-advisory agreement with Fidelity Management & Research Company (Far East) Inc. for the fund.
	# of Votes Cast	% of Votes Cast
Affirmative	198,895,879.42	87.635
Against	5,218,425.15	2.299
Abstain	22,846,009.23	10.066
TOTAL	226,960,313.80	100.000
Broker Non-Votes	81,799,888.85

PROPOSAL 7
To approve an amended sub-advisory agreement with Fidelity International Investment Advisors (FIIA) for the fund.
	# of Votes Cast	% of Votes Cast
Affirmative	200,706,008.22	88.432
Against	4,194,931.94	1.849
Abstain	22,059,373.64	9.719
TOTAL	226,960,313.80	100.000
Broker Non-Votes	81,799,888.85
PROPOSAL 8
To approve an amended sub-advisory agreement between FIIA and Fidelity International Investment Advisors (U.K.) Limited.
	# of Votes Cast	% of Votes Cast
Affirmative	200,450,724.88	88.320
Against	4,111,065.97	1.811
Abstain	22,398,522.95	9.869
TOTAL	226,960,313.80	100.000
Broker Non-Votes	81,799,888.85
PROPOSAL 9
To approve an amended sub-advisory agreement between FIIA and Fidelity Investments Japan Limited for the fund.
	# of Votes Cast	% of Votes Cast
Affirmative	200,520,038.22	88.350
Against	4,562,800.79	2.011
Abstain	21,877,474.79	9.639
TOTAL	226,960,313.80	100.000
Broker Non-Votes	81,799,888.85

PROPOSAL 16
To eliminate a fundamental investment policy of the fund.
	# of Votes Cast	% of Votes Cast
Affirmative	198,402,976.64	87.417
Against	6,411,567.82	2.825
Abstain	22,145,769.34	9.758
TOTAL	226,960,313.80	100.000
Broker Non-Votes	81,799,888.85
PROPOSAL 18
To amend the fund's fundamental investment limitation concerning underwriting.
	# of Votes Cast	% of Votes Cast
Affirmative	200,465,013.16	88.326
Against	6,331,424.60	2.790
Abstain	20,163,876.04	8.884
TOTAL	226,960,313.80	100.000
Broker Non-Votes	81,799,888.85
PROPOSAL 19
To amend the fund's fundamental investment limitation concerning lending.
	# of Votes Cast	% of Votes Cast
Affirmative	201,335,602.93	88.710
Against	6,206,806.65	2.734
Abstain	19,417,904.22	8.556
TOTAL	226,960,313.80	100.000
Broker Non-Votes	81,799,888.85

*Denotes trust-wide proposals and voting results.